SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 March 18, 2002


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                  11-2408943
    (State or other jurisdiction of          (IRS Employer Identification No.)
      incorporation or organization)


  767 Fifth Avenue, New York, New York                    10153
(Address of principal executive offices)                (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.

On March 18, 2002, The Estee Lauder Companies Inc. issued a press release announcing its expectations for its fiscal third quarter and full year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             THE ESTEE LAUDER COMPANIES INC.



Date: March 19, 2002                         By: /s/Richard W. Kunes
                                             -----------------------
                                                 Richard W. Kunes
                                              Senior Vice President
                                            and Chief Financial Officer
                                             (Principal Financial and
                                                 Accounting Officer)


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                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.       Description

99.1              Press release dated March 18, 2002 of
                  The Estee Lauder Companies Inc.

                                                                   Exhibit 99.1

THE                                                                       News
ESTEE                                                                  Contact:
LAUDER                                                      Investor Relations:
COMPANIES INC.                                                 Dennis D'Andrea
                                                                (212) 572-4384
767 Fifth Avenue
New York, NY 10153
                                                               Media Relations:
                                                                  Sally Susman
                                                                (212) 572-4430

FOR IMMEDIATE RELEASE:

                     ESTEE LAUDER COMPANIES PROVIDES UPDATE

New York, NY, March 18, 2002 - The Estee Lauder Companies Inc. (NYSE: EL) today announced its expectations for its fiscal third quarter and full year results. Net sales on a constant currency basis for the fiscal 2002 third quarter are expected to grow between 2% and 3%, and for the full fiscal year between 1% and 2% versus the prior-year periods. The Company anticipates that diluted earnings per share for the third quarter will be approximately $.18 to $.21. Diluted earnings per share before the cumulative effect of a change in accounting principle for the full fiscal year are expected to be between $1.10 and $1.15.

For the fiscal third quarter, most markets in Asia/Pacific are expected to report local currency sales increases. In Europe, the Middle East & Africa, the travel retail business continues to be affected by lower worldwide travel, while other business in the region is performing well. The Americas region continues to experience a weak retail environment but is expected to show slightly positive growth in the quarter.

The Company continues to be committed to growth and to focus resources in that direction. A number of opportunities for improved efficiency, which can be used to invest in future growth and increase profitability, have been identified and are currently being refined. The opportunities to drive down cost of sales and operating expenses include, one; pursue synergies through globalization, two; efficiencies throughout the supply chain and three; systems initiatives, including the Internet. Over the next several months, the Company intends to finalize details of the plan to achieve its long-term financial objectives.

Fred H. Langhammer, President and Chief Executive Officer, said, "While we continue to be challenged by several external factors, we believe we can achieve our forecast for the remainder of this fiscal year. At the same time we continue to examine our businesses to more closely align our cost structure with expected sales growth. Our ongoing business reviews are identifying opportunities to enhance our performance and will be completed in the coming months."

The Estee Lauder Companies Inc. President and CEO, Fred Langhammer, and Senior Vice President and CFO, Richard Kunes, will make a presentation tomorrow, March 19th, at the Merrill Lynch Global Branded Consumer Products Conference. Investors may access a live webcast of this presentation on The Estee Lauder Companies Internet site at www.elcompanies.com on Tuesday, March 19th at 10:05 a.m. EST.


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Forward-looking Statements

The forward-looking statements in this press release, including those containing words like "will," "expect," "believe," "anticipate," "could," "plan," and "estimate" and those in Mr. Langhammer's remarks involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company's business;
     (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (viii)changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers and the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions;
     (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);
     (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;
     (xi)  changes in product mix to products which are less profitable;
     (xii) the Company's ability to develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (xiii)the Company's ability to integrate acquired businesses and realize value therefrom; and
     (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble and Kate Spade.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.


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